Goldman Sachs Consumer Products Symposium May 14, 2013 Exhibit 99

This presentation contains forward-looking statements regarding HSH’s business prospects and future financial results and metrics.  These statements are typically preceded by terms such as “will,” “anticipates,” “intends,” “expects,” “likely” or “believes”
and other similar terms. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events and are inherently uncertain.  Investors must recognize that actual results may differ from those expressed or implied in the forward-
looking statements, and the company wishes to caution you not to place undue reliance on any forward-looking statements.  We have provided cautionary language in our most recent Annual Report on Form 10-K and other filings with the SEC identifying factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements. All forward-looking statements included in this presentation are qualified in their entirety by such cautionary statements. HSH undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Hillshire Brands: A Focused Food
Company
• Committed to both growth and profitability
• Believe in disciplined approach to brand-building and
innovation to drive the core
• Equally focused on delivering significant cost
efficiencies to fuel growth agenda
• Good progress on our three-year plan; Year 1 on track

$4B Revenue North American Meat-Centric Food Company

27%
73%
Retail
Foodservice

12%
88%
Branded
Unbranded

4 Billion Dollar Brands Source: FY12 Company Financial Statement information; Retail vs. Foodservice based on reported net sales

Jimmy Dean	
Hillshire Farm	
Ball Park	
State Fair	
aidells	
Gallo Salame	

Hillshire Brands

Leading Share Positions in Core
Categories
Brand Category
HSH Share
Position
Relative Market
Share
Breakfast Sausage #1 2.8x
Frozen Protein Breakfast #1 7.4x
Lunchmeat #3 0.3x
Smoked Sausage #1 2.8x
Hot Dogs #1 1.1x
Corn Dogs #1 1.7x
Super Premium Sausage #1 1.6x
Specialty Lunchmeat #3 0.3x
Source: IRI Multi-Outlet 52 weeks Ending 2/3/2013

Four Strategies Deliver Long-Term
Value Creation
Strategy
Strengthen the Core
Extend into Adjacencies
Fuel Growth through Efficiency
Acquire On-trend Brands
FY 2015 Targets
Volume Growth 2 – 3%
Net Sales Growth 4 – 5%
MAP % of Net Sales 5%
Operating Margin 10%

Past 12 Months Have Validated Our
Core Investment Thesis
• Complete in attractive and profitable categories
• Key to success is disciplined investment in brand building and innovation
• Cost efficiencies exist to fund growth agenda
• Potential to deliver significant shareholder return

Early Days But Turnaround Starting to
Take Hold
Percent Change in Total Volume Sales
Product Line Fiscal ’12 Fiscal ’13 YTD
Jimmy Dean Frozen
Breakfast
(3.6)% +8.3%
Gallo Salame (6.4)% +4.9%
Ball Park Hot Dogs (4.7)% +3.5%
State Fair Corn Dogs (1.5)% +0.3%
Hillshire Farm Lunchmeat (7.5)% (1.5)%
Sara Lee Pre Sliced Deli (17.2)% 0.0%
Sara Lee Sweet Goods (8.8)% (3.6)%
Source: Symphony IRI Group Total US Multi-outlet data, 52 weeks ended 7/1/2012 and Fiscal YTD through 3/31/2013

Q&A